Exhibit 21.1

LIST OF SUBSIDIARIES OR VARIABLE INTEREST ENTITIES

Name of Subsidiary	Jurisdiction of Organization	Form of Control
UAB Felicitex Therapeutics	Lithuania	Variable interest entity